                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12


                     Mitchell Energy & Development Corp.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

- --------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

- --------------------------------------------------------------------------------
     (3) Filing Party:

- --------------------------------------------------------------------------------
     (4) Date Filed:

- --------------------------------------------------------------------------------

                      MITCHELL ENERGY & DEVELOPMENT CORP.
                     2001 TIMBERLOCH PLACE -- P.O. BOX 4000
                        THE WOODLANDS, TEXAS 77387-4000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 28, 1995

TO THE STOCKHOLDERS:

     Notice is hereby given that the Annual Meeting of Stockholders of MITCHELL ENERGY & DEVELOPMENT CORP. (the "Company") will be held at The Woodlands Executive Conference Center and Resort, 2301 North Millbend Drive, The Woodlands, Texas 77380, on Wednesday, June 28, 1995, at 10:00 A.M. Central Daylight Time, for the following purposes:

          1. To elect a Board of twelve (12) directors;

          2. To consider and act upon a proposal to appoint Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending January 31, 1996; and

          3. To transact such other business as may properly come before the meeting.

     Holders of both Class A Common Stock and Class B Common Stock are entitled to notice of the Annual Meeting; however, only holders of Class A Common Stock of record at the close of business on May 10, 1995, are entitled to vote at the Annual Meeting or any adjournment or adjournments thereof.

     Information concerning the matters to be acted upon at the Annual Meeting is set forth in the accompanying Proxy Statement.

     CLASS A COMMON STOCKHOLDERS:

     PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO THE VOTING OF SUCH PROXY.

     A copy of the Annual Report to Stockholders for the fiscal year ended January 31, 1995, has preceded this Notice and Proxy Statement.

                                          By Order of the Board of Directors,

                                                     THOMAS P. BATTLE
                                                        Secretary

May 19, 1995

                      MITCHELL ENERGY & DEVELOPMENT CORP.
                     2001 TIMBERLOCH PLACE -- P.O. BOX 4000
                        THE WOODLANDS, TEXAS 77387-4000

                                PROXY STATEMENT

                    SOLICITATION AND REVOCABILITY OF PROXIES

     Proxies are being solicited by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on June 28, 1995, and at any adjournment or adjournments thereof. In addition to mailing proxy materials, such solicitations may be in person or by telephone by directors, officers or employees of the Company, who will receive no additional compensation therefor. Upon request, the Company will reimburse banks, nominees, and agents of the stockholders for reasonable costs incurred by them in sending proxy materials to beneficial owners of the Company's Class A Common Stock and its Class B Common Stock (collectively, "Common Stock"). The entire cost of soliciting proxies in the accompanying form will be borne by the Company.

     This Proxy Statement and the proxy cards are first being mailed to stockholders on or about May 19, 1995.

     A PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTING OF SUCH PROXY BY THE SUBSEQUENT EXECUTION AND SUBMISSION OF A REVISED PROXY, BY WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF THE COMPANY, OR BY VOTING IN PERSON AT THE MEETING.

                               VOTING OF PROXIES

     It is the policy of this Company to provide stockholders complete privacy in voting. Proxy cards are returned in envelopes to our independent tabulating agent, who receives, inspects, and tabulates the proxies. Voted proxies are not seen by nor reported to the Company, except in aggregate number and in limited circumstances.

     The proxy card accompanying the Proxy Statement mailed to each stockholder of record of the Company's Class A Common Stock at the close of business on May 10, 1995, is designed to permit such stockholder to vote in the election of directors and on the proposals described in this statement. It provides space for a stockholder to withhold voting for any or all nominees for the Board of Directors, or to abstain from voting for any proposal if so desired.

     The proxy card specifies Bernard F. Clark, Vice Chairman of the Company, and Thomas P. Battle, General Counsel and Secretary of the Company, to vote all shares represented by proxies returned to the Company. A stockholder wishing to name as his proxy someone other than those designated on such proxy card may do so by crossing out the names of the two designated proxies and inserting the name of the person he wishes to act as his proxy. In that case, it will be necessary for the stockholder to sign the proxy and deliver it to the person named and for the person so named to be present and vote at the meeting. Proxy cards so changed should not be mailed to the Company.

     When a stockholder's proxy card specifies a choice with respect to a matter being voted upon, the shares will be voted accordingly. If no such specifications are made, the shares will be voted for the election of all nominees as directors, in favor of the appointment of Arthur Andersen LLP as the Company's independent public accountants, and in accordance with the discretion of the person voting it with respect to any other business properly before the meeting. The election of directors and the ratification of the appointment of Arthur Andersen LLP as independent public accountants will require the affirmative vote of a majority of the shares of Class A Common Stock voting in person or by proxy at the Annual Meeting, assuming a quorum is present. The Bylaws of the Company require, for a quorum, the presence at the Annual Meeting in person or by proxy of the holders of a majority of the shares of capital stock of the Company entitled to vote. Thus, abstentions and broker non-votes will not be included in vote totals and will have no effect on the outcome of any vote, although they will be counted in the determination of a quorum.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Only holders of record of shares of Class A Common Stock of the Company at the close of business on May 10, 1995 are entitled to vote at the Annual Meeting or any adjournment or adjournments thereof, each share having one vote on each matter to be presented at the Annual Meeting. There were 23,208,923 shares of the Company's Class A Common Stock outstanding on the record date.

     To the knowledge of the Company, the only person owning beneficially more than five percent of the Company's outstanding Class A Common Stock, its only class of outstanding voting securities, as of March 15, 1995 is as set forth in the following table:

                                                              TOTAL AMOUNT
                                                               OF CLASS A
                                                              COMMON STOCK
                                                              BENEFICIALLY      PERCENT
 NAME AND ADDRESS                                                OWNED         OF CLASS
 ----------------                                             ------------     ---------
George P. Mitchell...........................................   14,726,604(a)      63.5%
  2001 Timberloch Place
  The Woodlands, Texas

- ---------------

(a) See notes (a) and (b) to the table under "Security Ownership of Management."

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the number of shares of each class of the Company's Common Stock owned beneficially by each of its directors and nominees for director, by its executive officers named in the Summary Compensation Table and by all directors and executive officers as a group as of March 15, 1995:

                                      TOTAL AMOUNT                        TOTAL AMOUNT
                                       OF CLASS A                          OF CLASS B
                                      COMMON STOCK                        COMMON STOCK
                                      BENEFICIALLY       PERCENTAGE       BENEFICIALLY        PERCENT
      NAME                              OWNED(a)         OF CLASS A         OWNED(a)         OF CLASS B
      ----                            ------------       ----------       ------------       ----------
Robert W. Baldwin...................           --              *                   --              *
Bernard F. Clark....................       50,571(c)           *               50,671(c)           *
William D. Eberle...................          599              *                  599              *
Roger L. Galatas....................       10,822              *               10,822              *
Shaker A. Khayatt...................          266(d)           *                  266(d)           *
Ben F. Love.........................        2,500              *                2,500              *
Walter A. Lubanko...................        4,000              *                4,000              *
George P. Mitchell..................   14,726,604(b)        63.5%          13,726,604(b)        47.6%
J. Todd Mitchell....................       16,989(e)           *               16,989(e)           *
M. Kent Mitchell....................       24,348              *               24,348              *
Michael B. Morris...................        2,000              *                2,000              *
Philip S. Smith.....................        7,500              *                7,500              *
W. D. Stevens.......................       13,250              *               10,750              *
Allen J. Tarbutton, Jr. ............       17,997              *               18,183              *
Raymond L. Watson...................        2,500              *                2,500              *
J. McDonald Williams................           --              *                2,500              *
All directors and executive officers
  as a group (17 persons)...........   14,888,712(b-f)      64.1%          13,889,008(b-f)      48.2%

- ---------------

 *  Less than 1%.

(a) Unless otherwise indicated, beneficial owners have sole rather than shared voting and investment power respecting their shares, other than shared rights created under joint tenancy or marital property laws as between the Company's directors and officers and their respective spouses, if any.

(b) Includes shares held by George P. Mitchell's wife (511,253 Class A and 511,253 Class B), as to which Mr. Mitchell disclaims beneficial ownership.

(c) Includes shares held by Mr. Clark's wife (26,172 Class A and 26,272 Class
    B), as to which Mr. Clark disclaims beneficial ownership.

(d) Includes shares held by Mr. Khayatt's wife (266 Class A and 266 Class B), as to which Mr. Khayatt disclaims beneficial ownership.

(e) Includes shares held by J. Todd Mitchell's wife (250 Class A and 250 Class
    B), as to which Mr. Mitchell disclaims beneficial ownership.

                                             (Notes continued on following page)

(f) Includes shares which certain officers have a right to acquire within 60 days following March 15, 1995 by exercising stock options. The following shares underlying such unexercised options were added to the holdings of each of the following executive officers: Mr. Galatas -- 4,250 Class A and 10,250 Class B; Mr. Smith -- 7,500 Class A and 7,500 Class B; Mr.
    Stevens -- 10,000 Class A and 10,000 Class B; Mr. Tarbutton -- 6,900 Class A and 6,900 Class B and all executive officers as a group 37,400 Class A and 43,400 Class B. No director or nominee for director (other than Mr. Stevens) has the right to acquire any shares within such 60 day period.

                             ELECTION OF DIRECTORS

     Twelve directors are to be elected and qualified, for a term commencing on the date of this Annual Meeting and continuing until the next Annual Meeting of Stockholders or until their successors have been duly elected and qualified. Each nominee listed below currently serves as a member of the Company's Board of Directors and was elected at the Annual Meeting held on June 29, 1994 except for
J. McDonald Williams who was elected by the Company's Board of Directors on October 19, 1994 for a term of office continuing until the Annual Meeting of Stockholders. Michael B. Morris died in April, 1995. In the event that any nominee for director should become unavailable to serve, it is intended that votes will be cast, pursuant to the proxy card, for such substitute nominee as may be nominated by the Board of Directors. The Company has no present knowledge that any of the nominees will be unable to serve.

     The nominees for directors are as follows:

                                                  PRINCIPAL OCCUPATION AND               DIRECTOR
      NAME                      AGE      BUSINESS EXPERIENCE DURING PAST FIVE YEARS       SINCE
      ----                      ---     ---------------------------------------------    --------
Robert W. Baldwin.............  74      Consultant (Energy/Management); President of       1983
                                          Gulf Refining and Marketing Company, a
                                          division of Gulf Oil Corp., 1975-1981

Bernard F. Clark..............  73      Vice Chairman of the Board of the Company          1962

William D. Eberle.............  71      Chairman of the Board of Manchester                1976
                                          Associates venture capital consulting, since
                                          1977; Of Counsel on trade issues to Kaye,
                                          Scholer, Fierman, Hays and Handler,
                                          attorneys-at-law, since 1993; Chairman of
                                          Greenwich Entertainment Group, Inc., movie
                                          theater entertainment, since 1994

Shaker A. Khayatt.............  59      President and Chief Executive Officer of           1972
                                          Khayatt and Company, Inc., investment
                                          banking, since 1979

Ben F. Love...................  70      Consultant to Texas Commerce Bancshares,           1990
                                          Inc., a bank holding company, since 1989;
                                          Chairman and Chief Executive Officer of
                                          Texas Commerce Bancshares, Inc., 1972-1989


                                                            (Table continued on following page)

                                                  PRINCIPAL OCCUPATION AND               DIRECTOR
      NAME                      AGE      BUSINESS EXPERIENCE DURING PAST FIVE YEARS       SINCE
      ----                      ---     ---------------------------------------------    --------
Walter A. Lubanko.............  69      Chairman and President of W. A. Lubanko &          1972
                                          Co., Inc., investment banking, since 1977

George P. Mitchell............  75      Chairman of the Board and Chief Executive          1947
                                          Officer of the Company

J. Todd Mitchell..............  36      President of and geologist for The Discovery       1993
                                          Bay Company, a seismic data analysis software
                                          company, since 1992; President of and
                                          geologist for Dolomite Resources, Inc., a
                                          mineral exploration and investments
                                          company, since 1987

M. Kent Mitchell..............  42      President and Chief Executive Officer of Bald      1988
                                          Head Island Management, Inc., real estate
                                          development and sales, since 1983

W. D. Stevens.................  60      President and Chief Operating Officer of the       1992
                                          Company since January 3, 1994; President of
                                          Exxon Company, U.S.A., 1988-February 1,
                                          1992

Raymond L. Watson.............  68      Chairman of the Executive Committee of the         1983
                                          Board of Directors of The Walt Disney
                                          Company, entertainment company, since 1984;
                                          Vice Chairman of The Irvine Co., real
                                          estate development, since 1986

J. McDonald Williams..........  53      Chairman of Trammell Crow Company, real            1994
                                          estate services, since August 1994; President
                                          and Chief Executive Officer of Trammell
                                          Crow Company, 1990-1994; Managing Partner
                                          of Trammell Crow Company, 1977-1990

     There are no family relationships by blood, marriage or adoption between any nominee for director or any of the executive officers of the Company, except that J. Todd Mitchell and M. Kent Mitchell are sons of George P. Mitchell.

     The nominees for directors hold the following directorships in other public corporations: William D. Eberle -- America Service Group, Ampco-Pittsburgh Corp., Fibreboard Corporation, Mid-States, PLC, Showscan Film Corporation, Sirrom Capital Corporation and Ventura Entertainment Group; Ben F. Love -- Burlington Northern Inc., Eli Lilly & Company, and El Paso Natural Gas Company; George P. Mitchell -- MCorp; Raymond L. Watson -- The Walt Disney Company and Tejon Ranch Company; and J. McDonald Williams -- A.H. Belo Corporation.

     George P. Mitchell could be deemed to be a control person with respect to the Company by virtue of his ownership of Common Stock of the Company.

     During the Company's fiscal year ended January 31, 1993, Eprotek Inc., a company of which Shaker A. Khayatt was secretary, filed a petition under federal bankruptcy laws. During the past five years, approxi-mately 60 out of about 1,800 real estate partnerships in which J. McDonald Williams is or has been a general partner are or were involved in Chapter 11 bankruptcy proceedings. Mr. Williams' ownership interest in such partnerships resulted from his role as a managing general partner of Trammell Crow Company.

     The Company's Board of Directors has an Audit Committee which consisted during all or part of the Company's fiscal year ended January 31, 1995 (hereinafter "fiscal 1995") of Ben F. Love, Walter A. Lubanko, Michael B. Morris, Raymond L. Watson and Benjamin N. Woodson. During fiscal 1995, the Audit Committee met three times. The functions performed by the Audit Committee include reviewing the nature of the services rendered by the Company's independent public accountants, relating to both auditing and nonauditing services. The Committee also reviews, with representatives of the independent public accountants, the scope of the independent public accountants' audit of the Company's financial statements, results of those audits, and any weaknesses in internal accounting controls identified by the independent public accountants in the course of their audit. The Committee each year recommends to the Board of Directors the appointment of a firm of independent public accountants for the coming year, and reviews the various other presentations and reports to the Board of Directors relating to accounting matters and financial statements.

     The Company's Board of Directors has a Compensation Committee which consisted during all or part of fiscal 1995 of Robert W. Baldwin, William D. Eberle, Shaker A. Khayatt, M. Kent Mitchell and Michael B. Morris. During fiscal 1995, the Compensation Committee met six times. As stated in its Report on Executive Compensation beginning at page 11 of this Proxy Statement, the Compensation Committee establishes policies with respect to compensation for executives, determines pay levels for senior executives including all named executive officers, reviews compensation levels for all other members of Company senior management, and sets and monitors overall compensation programs and policies for the Company's entire work force.

     The Company's Board of Directors has an Executive Committee which consists of Ben F. Love, William D. Eberle, M. Kent Mitchell, J. Todd Mitchell and W. D. Stevens. The Executive Committee met three times during fiscal 1995. The function of the Executive Committee is to (i) select and nominate successor(s) to George P. Mitchell in the event he were disabled or otherwise unable to function as Chairman of the Board and Chief Executive Officer of the Company,
(ii) nominate individuals to serve as directors of the Company, and (iii) perform such other functions as are delegated to it by the Board. The Committee will consider stockholder recommendations for director sent to the Executive Committee, c/o Thomas P. Battle, Secretary, Mitchell Energy & Development Corp., P.O. Box 4000, The Woodlands, Texas 77387-4000.

     The Company's Board of Directors met seven times during fiscal 1995 and held four special telephonic meetings. Each director attended more than 75 percent of the aggregate number of meetings of directors and committees on which he served except for Ben F. Love.

     Currently, each director who is not an employee of the Company receives $47,500 a year for serving as a director and for serving as a member on one or more committees. Each director who is an employee of the Company receives $100 for each directors' meeting which he attends. All directors are reimbursed for any travel, lodging and other expenses incurred in connection with attending any meetings of directors or a committee. Additionally, the Company offers to pay the premium on a $100,000 term life insurance policy for any of its non-employee directors who choose to maintain such coverage. Currently the Company provides such insurance for three of its non-employee directors at an annual premium of $180 per policy.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain compensation information for the Chief Executive Officer ("CEO") and the four other most highly compensated executive officers of the Company for services rendered in all capacities during the fiscal years ended January 31, 1995, 1994 and 1993.

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                                                          COMPENSATION
                                                                    -------------------------
                                                                    SECURITIES
                                                  ANNUAL            UNDERLYING
                                              COMPENSATION(a)         STOCK                         ALL
                                            -------------------       OPTION          LTIP         OTHER
                                 FISCAL     SALARY       BONUS        AWARDS       PAYOUTS(c)     COMPEN-
NAME/PRINCIPAL POSITION           YEAR        ($)         ($)          (#)            ($)         SATION
- -----------------------          ------     -------     -------     ----------     ----------     -------
George P. Mitchell.............  1995       680,004     150,000            --             --      230,882(d)
Chairman and CEO                 1994       650,004     150,000            --             --      283,135(e)
                                 1993       650,004     200,000            --             --      488,810(f)

W. D. Stevens..................  1995       400,008     150,000            --             --       22,601(g)
President and Chief Operating    1994        33,334          --       120,000(b)          --           --
Officer

Philip S. Smith................  1995       347,556      75,000            --             --       20,882(h)
Senior Vice President            1994       331,008      68,900            --        236,738       19,309(h)
                                 1993       316,500      80,000            --             --       18,990(h)

Roger L. Galatas...............  1995       287,400      75,000            --             --       17,244(h)
Senior Vice President            1994       275,004      61,700            --        168,669       16,500(h)
                                 1993       263,004      75,000            --             --       15,780(h)

Allen J. Tarbutton, Jr. .......  1995       286,008      75,000            --             --       17,160(h)
Senior Vice President            1994       275,004      59,400            --        126,750       16,500(h)
                                 1993       263,004      75,000            --             --       15,780(h)

- ---------------

(a) In accordance with Securities and Exchange Commission regulations, no amounts have been reported for perquisites and other personal benefits since the aggregate value of such items provided to each named officer was less than the lesser of 10% of his annual compensation or $50,000.

(b) Mr. Stevens assumed his current position with the Company on January 3, 1994. These options were granted to Mr. Stevens under the Company's 1989 Stock Option Plan at an exercise price equal to the fair market value of the stock on the date of grant. Such options are exercisable within ten years from the date of grant and vest over a five-year period.

                                             (Notes continued on following page)

(c) LTIP Payouts consist exclusively of cash payments under the Company's Bonus Unit plans.

(d) For Mr. Mitchell, this consists of reimbursements paid him for the annual premium on a $6,500,000 universal life insurance policy ($210,000), rentals paid to him for business-related use of properties that he owns ($20,282) (see "Certain Transactions") and directors' meeting attendance fees ($600).

(e) For Mr. Mitchell, this consists of reimbursements paid him for the annual premium on a $6,500,000 universal life insurance policy ($210,000), rentals paid to him for business-related use of properties that he owns ($72,535) (see "Certain Transactions") and directors' meeting attendance fees ($600).

(f) For Mr. Mitchell, this consists of reimbursements paid him for two-years' premiums on a $6,500,000 universal life insurance policy ($420,000), rentals paid to him for business-related use of properties that he owns ($68,210) (see "Certain Transactions") and directors' meeting attendance fees ($600).

(g) For Mr. Stevens, this consists of Thrift and Savings Plan contributions ($22,001) and directors' meeting attendance fees ($600).

(h) For the indicated amounts, this consists exclusively of Thrift and Savings Plan contributions.

STOCK OPTION PLANS

     Shown below is information with respect to the number of stock options and stock appreciation rights ("SARs") exercised during fiscal 1995, the aggregate dollar value realized upon exercise, the total number of unexercised options and SARs, if any, held at January 31, 1995, and the aggregate dollar value of in-the-money, unexercised options and SARs, if any, held at January 31, 1995.

                 AGGREGATED OPTION/SAR EXERCISES IN FISCAL 1995
                         AND YEAR-END OPTION/SAR VALUES

                                                        NUMBER OF SECURITIES          VALUE OF UNEXERCISED,
                                                       UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                            OPTIONS/SARS                  OPTIONS/SARS
                              SHARES                     AT JANUARY 31, 1995           AT JANUARY 31, 1995
                             ACQUIRED      VALUE                 (#)                           ($)
                            ON EXERCISE   REALIZED   ---------------------------   ---------------------------
    NAME                        (#)         ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
    ----                    -----------   --------   -----------   -------------   -----------   -------------
G. P. Mitchell(a).........       --           --            --             --             --             --
W. D. Stevens.............       --           --        20,000        100,000             --             --
P. S. Smith...............       --           --        15,000             --        116,250             --
R. L. Galatas.............       --           --        14,500          6,000         82,125             --
A. J. Tarbutton, Jr. .....       --           --        13,800         16,200         23,250             --

- ---------------

(a) Mr. Mitchell does not participate in the Company's Stock Option Plans.

     No stock options were granted to any of the named executive officers during fiscal 1995.

RETIREMENT PLAN

     Eligibility for participation in the Company's qualified Retirement Plan is extended to all employees (except those employees paid solely on a commission basis and employees of the hospitality subsidiary of the Company), including executive officers, on an equal basis, on each February 1 and August 1 immediately following the completion of one year of participation service. Pension benefits are determined by final average annual compensation where annual compensation is the sum of amounts shown in the columns labeled "Salary" and "Bonus" in the Summary Compensation Table.

                  1995 PENSION PLAN TABLE FOR PROXY DISCLOSURE

  AVERAGE ANNUAL
 COMPENSATION FOR
  36 CONSECUTIVE         ANNUAL RETIREMENT INCOME AT AGE 65 EXPRESSED AS A STRAIGHT LIFE ANNUITY
  MONTHS IN LAST     --------------------------------------------------------------------------------
    120 MONTHS                                       YEARS OF SERVICE
     PRECEDING       --------------------------------------------------------------------------------
    RETIREMENT          10          15          20          25          30          35          40
- -------------------  --------    --------    --------    --------    --------    --------    --------
  $250,000.........  $ 54,135    $ 81,203    $108,271    $108,271    $120,271    $140,316    $154,984
   300,000.........    65,336      98,004     130,672     130,672     145,072     169,251     186,851
   400,000.........    87,737     131,605     175,473     175,473     194,674     227,119     250,587
   450,000.........    98,937     148,405     197,874     197,874     219,474     256,053     282,454
   500,000.........   110,137     165,206     220,274     220,274     244,275     284,988     314,322
   600,000.........   132,538     198,807     265,076     265,076     293,877     342,856     378,057
   700,000.........   154,939     232,408     309,877     309,877     343,478     400,725     441,793
   800,000.........   177,339     266,009     354,679     354,679     393,080     458,593     505,528
   900,000.........   199,740     299,610     399,480     399,480     442,681     516,462     569,263

     Eligible employees will receive a retirement benefit equal to the greater of the amounts computed under the following two benefit Formulas A and B upon retirement. The monthly benefit payable under Formula A is equal to 1.65% times average monthly compensation (defined as the average of the compensation received in the 36 highest-paid consecutive calendar months in the last 10 years of employment) plus 0.45% times average monthly compensation in excess of 150% of covered compensation (defined as the average of Social Security Wage Bases over the 35 years prior to the Social Security Retirement Age), such sum then being multiplied by the lesser of years of credited service or twenty years. The monthly benefit payable under Formula B is equal to 1.1% times average monthly compensation plus .45% times average monthly compensation in excess of 100% of covered compensation, such sum then being multiplied by years of credited service. Under both formulas, accrued benefits are 100% vested after five years of credited service.

     The Employee Retirement Income Security Act of 1974 ("ERISA"), as amended by the Tax Equity and Fiscal Responsibility Act of 1982 ("TEFRA") and the Tax Reform Act of 1986, currently limits (i) the maximum benefits payable or accruing under the Company's Retirement Plan and Thrift and Savings Plans on a combined annual basis, (ii) the total benefit payable under the Retirement Plan annually (currently $120,000), and (iii) the amount of compensation which can be included for benefit calculation purposes

(currently $150,000). The Company has adopted supplemental arrangements on a non-qualified basis to provide that all employees be credited with the full benefit accruing to such individuals under the Retirement Plan notwithstanding such combined annual limitation, and to maintain for certain employees who may be affected by the annual benefit limit (for fiscal 1995, George P. Mitchell, Roger L. Galatas, Philip S. Smith, W. D. Stevens and Allen J. Tarbutton, Jr.) total benefits upon retirement at approximately the levels shown in the table set forth above.

     Based on certain assumptions (which includes Board of Directors' approval), illustrated above are the approximate annual benefits to which employees would become entitled upon retirement at age 65 under the Retirement Plan and the supplemental, non-qualified plans. The benefits set forth in the table reflect the greater of the Plan's two formulas, are computed on a straight life annuity basis, and would not be further reduced by Social Security income. For the individuals named in the Summary Compensation Table of this Proxy Statement, the credited years of service under the Retirement Plan, as of January 31, 1995, are as follows: George P. Mitchell, 46 years; Roger L. Galatas, 16 years; Philip S. Smith, 15 years; W. D. Stevens, 1 year; and Allen J. Tarbutton, Jr., 21 years.

     Federal law requires that any active employee start receiving his/her pension no later than the April 1 following the calendar year in which the age 70 1/2 is reached. Any such employee will continue to receive credit for any additional service rendered after age 70 1/2. For fiscal 1995, George P. Mitchell received pension payments from the Retirement Plan totaling $163,221 and payments from the supplemental non-qualified retirement plan of $316,722.

SUPPLEMENTARY LIFE INSURANCE AND OTHER AGREEMENTS

     The Company has an agreement with Philip S. Smith whereby the Company will pay to such officer or his estate an amount, up to a maximum of $250,000, upon the death of such officer or his retirement at or after age 65, provided he is still employed with the Company at his death or at age 65, whichever occurs first. The Company has purchased life insurance policies on such officer's life to insure against such risk. There was no cost to the Company for this policy for fiscal 1995 as a result of the prior conversion of such policy to universal life coverage.

SUPPLEMENTAL SURVIVING SPOUSE BENEFIT

     The Company also has an agreement with George P. Mitchell, whereby the Company will pay to Mr. Mitchell's surviving spouse, if any, a supplemental surviving spouse benefit in the event that Mr. Mitchell dies while still employed by the Company, or following termination of employment resulting from total and permanent disability. Such supplemental surviving spouse benefit shall be in an annual amount equal to the greater of (i) Mr. Mitchell's annual base salary from the Company in effect at the time of his death or as of the date he becomes totally and permanently disabled, or (ii) $625,000, and shall be payable until the earlier to occur of (i) 36 monthly installments or (ii) the death of such surviving spouse.

SEVERANCE COMPENSATION

     The Company has severance compensation agreements with Roger L. Galatas, Philip S. Smith and Allen J. Tarbutton, Jr. The terms of the severance agreements are invoked only in the event of a change of control (i.e., George P. Mitchell no longer holds majority voting control of the Company). Generally, if the executive is no longer employed in a substantially equivalent position and being paid a salary at least equivalent to the salary being paid immediately prior to the change of control ("Loss of Position"), the executive will receive an amount monthly ($9,600 for Mr. Galatas; $11,250 for Mr. Smith; $9,600 for Mr. Tarbutton) for 60 months following the Loss of Position. No payments for Loss of Position due to a change of control shall be owed or paid to an executive after he reaches the age of 66, or if he voluntarily severs employment with the Company for any reason other than Loss of Position or if the Company discharges such executive for cause.

                      BOARD COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Exchange Act") that might incorporate future filings, including this Proxy Statement, in whole or in part, this Compensation Committee Report on Executive Compensation and the Cumulative Shareholder Return Graph on page 15 shall not be incorporated by reference into any such filings.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee of the Board of Directors (the "Committee") is responsible for administering compensation programs for the Company's executives. Responsibilities of the Committee include:

     - Establishing policies with respect to compensation for executives;

     - Determining pay levels for senior executives including all named executive officers;

     - Reviewing compensation levels for all other members of Company senior management; and

     - Setting and monitoring overall compensation programs and policies for the Company's entire workforce.

     The Committee is comprised of four non-employee directors.

  Compensation Philosophy

     The Company's overall compensation philosophy is to provide executives with compensation opportunities which reflect:

     - Overall Company performance relative to historical performance, Company goals and objectives, and industry and national economic conditions;

     - Individual efforts and contributions to the overall success of the Company;

     - Competitive market pay levels and practices; and

     - Internal fairness issues.

     While the Committee considers pay levels and program practices of other companies of similar size and operating characteristics, pay levels for the Company's executives are necessarily a function of individual and Company performance, including expected future financial and operating conditions.

     The companies included in the industry groups in the Cumulative Shareholder Return Graph at page 15 are not exclusively the same companies with which the Company compares compensation practices and levels. By nature of the Company's diversified business operations, it must consider such practices in the Exploration and Production, Gas Services, and Real Estate industries in evaluating competitive salaries for individual executives. In choosing the companies with which to compare compensation levels and practices, the Company considers those companies with whom it competes for executive talent in each line of business.

     Furthermore, during fiscal 1995 an independent compensation consulting firm was retained to compare the Company's overall compensation program to the programs offered by such comparable companies. The comparison revealed that the Company's relative mix of compensation components differed from other companies in that base salary is a larger proportion of the total, as contrasted to bonuses and/or stock related awards. The committee concluded that an increased portion of each executive's compensation should be "at risk" and thereby more closely tied to Company performance. Specifically, the Committee directed that base salaries for the executive group, including the named executives, should be held at current levels while revised variable pay plans, such as bonus awards and long-term incentives, are formulated. Transitional steps involving base salaries and bonuses were implemented in February of 1995, while recommendations with respect to long-term incentives are still under development.

     In determining overall compensation, the Committee does not assign quantitative weight to different factors or follow mathematical formulae. Rather, the Committee exercises its discretion and makes a judgment after considering the factors it deems relevant. A discussion of each of the key elements of the Company's executive compensation program and the factors considered in setting each element follows. In determining any one element, the Committee necessarily considers the effect the element has on the total compensation package.

     [Note: Effective for tax years beginning on or after January 1, 1994,
Section 162(m) of the Internal Revenue Code limits the deductibility of certain compensation paid to the CEO and to each of the four highest paid executive officers who are employed at year end to $1 million per year. However, the policy of this Committee is to establish and maintain a compensation program which maximizes the creation of long-term shareholder value. In this regard, the Committee is obligated to the Board and to the shareholders of the Company to recognize and reward performance which increases the value of the Company. Accordingly, the Committee will continue to exercise discretion in those instances where a purely mechanical approach necessary under tax law considerations would compromise the interests of shareholders.]

  Base Salaries

     Base salaries for executive officer positions are determined in part by competitive pay practices. Each year, the Company obtains information through participation in industry specific executive compensation surveys conducted by independent consultants. The Committee analyzes the survey information and makes adjustments to reflect the Committee's assessment of individual performance, experience and scope of responsibility.

BONUSES

     Executives are eligible to receive annual bonuses based on the overall performance of the Company, as well as individual contributions and performance. Bonuses are designed to reward performance, and as such, are not guaranteed.

     Awards are determined based on the Committee's assessment of performance. Factors the Committee considers in its assessment include:

     - Revenue;

     - Divisional operating earnings;

     - Net earnings; and

     - Reserve replacement.

Bonuses are not based on specific achievement of predetermined criteria; rather the Committee considers all of the above factors, as well as the current and expected operating climate, when deciding on specific awards. This discretion allows the Committee to utilize its judgment in granting awards it believes truly reflect individual effort expended and the results these efforts produce. For the named executives for fiscal 1995, a target percentage of salary was established based on the average of available competitive data for similar positions in comparable companies. In consideration of each of the above factors, actual, annualized bonus amounts paid in fiscal 1995 ranged from 52% to 83% of said targets.

  Long-Term Incentives

     Long-term incentives are provided pursuant to the Company's Bonus Unit and Stock Option Plans. Both plans provide a direct link between shareholder return (through stock price appreciation) and long-term incentive compensation for executives. Awards are granted on a periodic basis and at the sole discretion of the Committee.

  Bonus Unit Plan

     For several years, Bonus Unit Plans have been a foundation of the Company's long-term incentive program for executives. In addition to strengthening the link between shareholders and executives, bonus units encourage executives to focus on the long-term success of the Company. Bonus units are awarded at a price equal to the price of the Company's stock on the date of grant. As the price of the Company's stock increases, the value of the bonus units also increases. If the price does not increase, the bonus units have no value. After the units vest, executives and other unit holders may redeem, in cash, any appreciation in the value of the units. Any bonus units still outstanding at the expiration date of the plan will be automatically redeemed.

     The 1991 Bonus Unit Plan was approved by the Committee, and adopted by the Board of Directors in December 1991. Bonus units authorized by the Plan vest in equal installments over a five-year period, and expire at the end of six years. The plan is unfunded and is administered by a committee (the "Bonus Unit Plan Committee") composed of the Chairman and the Vice Chairman of the Board of Directors who, like other directors, are not eligible to participate.

     When determining awards, the Bonus Unit Plan Committee considers individual and Company performance. Individual criteria include promotions, scope of responsibility and organizational level. Bonus units were last awarded to the named executives during fiscal 1992.

  Stock Options

     The Company also has utilized stock options as a method of aligning shareholder and executive interests. The criteria for determining individual awards are the same as that for bonus units. No stock options were granted in fiscal 1995 to any of the named executives.

  CEO Compensation

     The Committee is also responsible for establishing pay levels for the CEO. The compensation of the CEO reflects the same elements, and the Committee considers the same factors described for the other executives in determining the CEO's total compensation. A 1994 evaluation of Mr. Mitchell's total compensation against competitive data revealed that his pay approximated the 50th percentile of the total cash compensation of the CEOs of comparable companies. Mr. Mitchell's bonus award for fiscal 1995 was determined in much the same manner as the other named executives, with a target percentage of salary established based on available competitive data. In consideration of all factors, the actual amount paid to Mr. Mitchell was 44% of said target. Mr. Mitchell did not receive an increase in base salary during fiscal 1995.

     As the founder and majority owner of the Company, Mr. Mitchell has a significant portion of his wealth invested in the Company's stock. His significant stock ownership provides a strong incentive for Company management to maximize shareholder value.

     The Company provides supplemental life insurance to Mr. Mitchell through reimbursement of premiums on an insurance policy maintained by Mr. Mitchell. Mr. Mitchell is currently receiving distributions from the Company's pension plan (as required by IRS regulations and based on previous contributions made on his behalf). No additional contributions are being made on Mr. Mitchell's behalf to the Company's Thrift and Savings Plan.

Mr. Robert W. Baldwin

Mr. William D. Eberle

Mr. Shaker A. Khayatt

Mr. M. Kent Mitchell

                      CUMULATIVE SHAREHOLDER RETURN GRAPH

     The following graph sets forth cumulative total shareholder return for the Company's voting Common Stock, the Standard & Poor's 500 Stock Index ("S&P 500 Index") and the Dow Jones Oil-Secondary Index for the years indicated as prescribed by the Securities and Exchange Commission's rules. The information contained in this graph is not necessarily indicative of future Company performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
          AMONG MITCHELL ENERGY & DEVELOPMENT CORP., THE S&P 500 INDEX
                    AND THE DOW JONES OIL -- SECONDARY INDEX

                               MITCHELL ENERGY
  MEASUREMENT PERIOD            & DEVELOPMENT                   DOW JONES OIL
(FISCAL YEAR COVERED)               CORP.          S & P 500      -SECONDARY
1/90                                100               100            100
1/91                                 85               108             88
1/92                                 77               133             86
1/93                                 90               147             92
1/94                                116               166            104
1/95                                 92               167             93

- ---------------
* Total return for each of the last five fiscal years ending January 31. Assumes $100 was invested on January 31, 1990 in the Company's voting Common Stock or in the indicated index and that dividends were reinvested as received.

                              CERTAIN TRANSACTIONS

     When the Company became a publicly owned corporation in 1972, it adopted a policy that it would not permit its officers and directors to compete with the Company in any manner and that it would not, on terms less favorable to the Company than could have been arranged with an unaffiliated third party, enter into any of the following transactions: (i) make loans to officers, directors or stockholders and (ii) sell to or purchase from its officers or directors any properties or interests therein. Management of the Company believes that all of the transactions summarized below are in keeping with this established policy.

     Prior to the time the Company became a publicly held corporation, George P. Mitchell acquired interests in several oil and gas properties in which the Company also owns interests and for which the Company is operator. The Company distributes to Mr. Mitchell his share of the revenues and charges him for his share of the costs and expenses associated with these oil and gas operations. For fiscal 1995, Mr. Mitchell's indebtedness to the Company on these oil and gas transactions and for other administrative services also represented by open accounts may be summarized as follows:

    Largest aggregate indebtedness at any time during the period.........  $252,293
    Amount outstanding at January 31, 1995...............................  $ 76,547
    Rate of interest paid or charged on overdue accounts, if any.........  Chemical Bank prime + 1%

     These accounts are settled on a regular basis in accordance with customary business practices.

     During fiscal 1993, Mr. Mitchell sold his existing interest in certain of the oil and gas properties discussed in the preceding paragraph to Dolomite Resources, Inc. ("Dolomite"), a company which is owned equally by each of his ten children, including M. Kent Mitchell and J. Todd Mitchell. For fiscal 1995, Dolomite's open account indebtedness to the Company related to these oil and gas transactions may be summarized as follows:

    Largest aggregate indebtedness at any time during the period.........  $188,435
    Amount outstanding at January 31, 1995...............................  $175,249
    Rate of interest paid or charged on overdue accounts, if any.........  Chemical Bank prime + 1%

     These accounts are settled on a regular basis in accordance with customary business practices.

     G. Scott Mitchell, an adult son of George P. Mitchell, through LifeForms, Inc. ("LifeForms"), a company of which he is Secretary/Treasurer and in which he and his brother M. Kent Mitchell have a 44% ownership interest and a 5% ownership interest, respectively, during fiscal 1995 purchased 151 developed lots for residential development in The Woodlands from a subsidiary of the Company, at a total purchase price of $4,961,794. The price contracted for and paid and the terms of payment for each lot were comparable to those paid to the subsidiary by unrelated parties for similar lots in the same areas. Also during fiscal 1995, LifeForms paid $207,757 toward The Woodlands' participative builders' advertising program. In addition, LifeForms obtained construction mortgage financing from Mitchell Mortgage Company, a wholly-owned subsidiary of the Company, in an aggregate amount of $15,250,000, which loans bear interest at an annual rate equal to two percent above the prevailing bank prime commercial loan rate, plus an additional one percent fee paid on amounts drawn under such loans. The outstanding principal amount of such loans was $2,393,000 as of

January 31, 1995. Such advertising and financing arrangements with LifeForms are similar to arrangements with other builders in The Woodlands.

     During fiscal 1995, MBP Corp. and Eighteen Seventy Strand Corp., corporations wholly owned by George P. Mitchell, contracted with subsidiaries of the Company for construction management services in connection with the renovation and construction of properties owned by the corporations. The largest aggregate amount of indebtedness outstanding at any time during fiscal 1995 related to such transactions was $153,052, of which $25,441 was outstanding as of January 31, 1995. Such indebtedness was settled on a regular basis so no interest was charged thereon.

     In January 1994, the Company sold its joint venture interest in Pier 21, a commercial development containing restaurants, shops and a hotel located in Galveston, Texas, to its joint venture partner, MBP Corp., for $405,000, which resulted in a gain of $100,000 for the Company. At such time the Company's 50% guaranty of $4,875,000 of joint venture debt was released. At January 31, 1994 a subsidiary of the Company had a $1,625,000 note receivable from the joint venture for financing the initial acquisition of the project. This note was repaid in full in March 1994.

     During fiscal 1995, the Company incurred business promotion charges in the amount of $97,350 at a hotel owned by a company of Mr. Mitchell's in connection with the Galveston Mardi Gras celebration. Also in fiscal 1995, a subsidiary of the Company assigned two employees on a full-time basis to provide supervision for a ranch owned by Mr. Mitchell. Mr. Mitchell reimbursed the Company for the salaries and benefit costs of these personnel in the aggregate amount of $101,697. In addition, Mr. Mitchell acquired three lots in Galveston from a subsidiary of the Company at an aggregate purchase price of $191,340.

     The Company paid Mr. Mitchell rental reimbursements in the amount of $20,282 during fiscal 1995 for lodging expenses when he is out-of-town on Company-related business and for Company-related use of properties which he owns.

     Prior to the time the Company became a publicly-held corporation, Johnny Mitchell, brother of George P. Mitchell, acquired interests in several oil and gas properties in which the Company also owns interests and for which the Company is the operator. For the period February 1, 1994 through January 31, 1995, Johnny Mitchell's open account indebtedness to the Company related to these oil and gas interests may be summarized as follows:

    Largest aggregate amount outstanding at any time during the period...  $282,847
    Amount outstanding at January 31, 1995...............................  $   --
    Rate of interest paid or charged on overdue accounts, if any.........  Chemical Bank prime +1%

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     M. Kent Mitchell, a director of the Company and a member of the Compensation Committee, has a 5% ownership interest in LifeForms and a 10% ownership interest in Dolomite. See "Certain Transactions" for a discussion of certain business transactions during fiscal 1995 between such companies and the Company.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16 of the Exchange Act ("Section 16") requires that reports of beneficial ownership of Common Stock and changes in such ownership be filed with the Securities and Exchange Commission by the Company's directors and executive officers. The Company is required to conduct a review and to identify in its proxy statement each director or officer who failed to file any required reports under Section 16 on a timely basis. Based upon that review, the Company has determined that in March 1995, J. Todd Mitchell, a director of the Company, was two days late in filing a Form 5 -- Annual Statement of Changes in Beneficial Ownership reflecting shares of Common Stock of the Company he had received from a trust. To the Company's knowledge, all other Section 16 reporting requirements applicable to its other directors and executive officers were complied with for fiscal 1995.

                      RELATIONSHIP WITH AND APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Company proposes the appointment of Arthur Andersen LLP, independent public accountants, to audit the accounts of the Company for the fiscal year ending January 31, 1996. If the stockholders do not appoint Arthur Andersen LLP, the selection of independent public accountants will be made by the Board of Directors, and Arthur Andersen LLP may at that time be considered for such appointment.

     Arthur Andersen LLP has served as the Company's independent public accountants continuously since 1973. Representatives of Arthur Andersen LLP will be present at the Annual Meeting of Stockholders and shall be accorded the opportunity to make a statement if they so desire, and will also be available to respond to appropriate questions from stockholders.

                             STOCKHOLDER PROPOSALS

     To permit the Company and its stockholders to deal with stockholder proposals in an informed and orderly manner, the Bylaws establish an advance notice procedure with regard to the nomination (other than by or at the direction of the Board of Directors) of candidates for election to the Board of Directors and with regard to certain matters to be brought before an Annual Meeting of Stockholders. In general, written notice must be received by the Secretary of the Company not less than 20 days nor more than 60 days prior to the meeting and must contain certain specified information concerning the person to be nominated or the matters to be brought before the meeting as well as the stockholder submitting the proposal. A copy of the applicable Bylaw provisions may be obtained, without charge, upon written request to the Secretary of the Company at the address set forth on page 1 of this Proxy Statement.

     In order to be included in the proxy materials for the 1996 Annual Meeting, stockholder proposals must be received by the Company on or before January 19, 1996.

                                 OTHER MATTERS

     The Board of Directors does not intend to bring any matter before the Annual Meeting other than those mentioned above. However, if any other matters should be properly presented to the meeting for action by the stockholders or should otherwise come before the meeting, it is intended that the holders of the proxies with discretionary authority to vote on such other matters will vote thereon in their discretion.

                                          By Order of the Board of Directors,

                                                     THOMAS P. BATTLE
                                                        Secretary

May 19, 1995

                                         MITCHELL ENERGY & DEVELOPMENT CORP.


                                                       [LOGO]


                                                      NOTICE OF

                                                    ANNUAL MEETING

                                                    JUNE 28, 1995

                                                         AND

                                                    PROXY STATEMENT

                      MITCHELL ENERGY & DEVELOPMENT CORP.

                   PROXY SOLICITED BY BOARD OF DIRECTORS FOR
            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 28, 1995

        The undersigned hereby appoints Bernard F. Clark and Thomas P. Battle, or either of them, as Proxies, with power of substitution, and authorizes them, or either of them, to represent the undersigned at the Annual Meeting of Stockholders of Mitchell Energy & Development Corp. to be held on June 28, 1995, or any adjournment thereof, and to vote as follows the number of shares which the undersigned would be entitled to vote if personally present.

        This Proxy will be voted in accordance with your instructions or, if no instructions are indicated, will be voted for the election of all nominees as directors, in favor of the appointment of Arthur Andersen LLP as the Company's independent public accountants, and in accordance with the discretion of the person voting it with respect to any other business properly before the meeting.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                                                                /X/ PLEASE MARK
                                                                    YOUR VOTES
                                                                    AS THIS


                 --------------           ------------------
                 CLASS A COMMON           UNEXCHANGED COMMON

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES IN PROPOSAL NO. 1 AND "FOR" PROPOSAL NO. 2.

1. Election of Directors
   FOR all nominees         WITHHOLD AUTHORITY
   listed (except as           to vote for all
indicated to the contrary)    nominees listed


Nominees: Robert W. Baldwin, Bernard F. Clark, William D. Eberle, Shaker A. Khayatt, Ben F. Love, Walter A. Lubanko, George P. Mitchell, J. Todd Mitchell,
M. Kent Mitchell,  W. D. Stevens, Raymond L. Watson and J. McDonald Williams.

To withhold authority to vote for any individual nominees, write that nominee's name in the space provided below.

                                                FOR     AGAINST  ABSTAIN

2. The appointment of Arthur
   Andersen LLP as the Company's
   independent public accountants

3. In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting

                                            I PLAN TO ATTEND MEETING.


                                     Please sign exactly as name appears below.
                                     When signing as attorney, executor,
                                     trustee, administrator, guardian, or
                                     corporate official, please give your full title as such.
                                     Please sign, date and return the proxy
                                     card promptly using the enclosed envelope.

                                     Dated:______________________________, 1995

                                     Signature_________________________________

                                     Signature_________________________________